SECURITIES AND EXCHANGE COMMISS

                              Washington, DC  20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 18, 1998


                         NORTHERN TRUST CORPORATION
           (Exact name of registrant as specified in its charter)


 Delaware                      0-05965              36-2723087
 (State or other            (Commission           (I.R.S Employer
 jurisdiction of            File Number)          Identification No.)
 incorporation)


 50 South LaSalle Street
 Chicago, Illinois                                     60675
 Address of principal executive offices)             (Zip Code)


                             (312) 630-6000
          (Registrant's telephone number, including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)



 ITEM 5.   OTHER EVENTS

           On November 18, 1998, the Board of Directors of Northern Trust Corporation (the "Corporation") approved (i) a Fourth Amendment to the Rights Agreement, dated as of October 17, 1989, between the Corporation and Norwest Bank Minnesota, N.A., as successor rights agent, as amended by a First Amendment thereto, dated September 17, 1997, a Second Amendment thereto, dated November 18, 1997, and a Third Amendment thereto, dated July 21, 1998 (as so amended, the "1989 Rights Agreement"), and (ii) Amendment No. 1 to the Rights Agreement, dated as of July 21, 1998, between Northern Trust Corporation and Norwest Bank Minnesota, N.A., as Rights Agent (the "1998 Rights Agreement"). The amendments were adopted to eliminate from the 1989 Rights Plan and the 1998 Rights Plan all "continuing director" provisions and to amend or remove certain related provisions.

           The Fourth Amendment to the 1989 Rights Agreement and Amendment No. 1 to the 1998 Rights Agreement are filed herewith as Exhibit 99.1 and
 Exhibit 99.2, respectively. The foregoing description of the Fourth Amendment to the 1989 Rights Agreement and Amendment No. 1 to the 1998 Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such documents.


 ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
           EXHIBITS

           99.1 Fourth Amendment, dated as of November 18, 1998, to the Rights Agreement, dated as of October 17, 1989, as amended, between Northern Trust Corporation and Norwest Bank Minnesota, N.A., as successor rights agent

           99.2 Amendment No. 1, dated as of November 18, 1998, to the Rights Agreement, dated as of July 21, 1998, between Northern Trust Corporation and Norwest Bank Minnesota, N.A., as Rights Agent


                                 SIGNATURE


 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            NORTHERN TRUST CORPORATION


                            By:   /s/ Perry R. Pero
                                _____________________________
                                Name:  Perry R. Pero
                                Title: Senior Executive Vice President

 Dated: November 20, 1998


                               Exhibit Index


 Exhibit No.              Description

 99.1 Fourth Amendment, dated as of November 18, 1998, to the Rights Agreement, dated as of October 17, 1989, as amended, between Northern Trust Corporation and Norwest Bank Minnesota, N.A., as successor rights agent

 99.2 Amendment No. 1, dated as of November 18, 1998, to the Rights Agreement, dated as of July 21, 1998, between Northern Trust Corporation and Norwest Bank Minnesota, N.A., as Rights Agent